Exhibit 10.2

AMENDMENT TO THE
XBOX 360 PUBLISHER LICENSE AGREEMENT
(TERM)
This Amendment to the Xbox 360 Publisher License Agreement (this “Amendment”) is effective as of September 29, 2017 (the “Amendment Effective Date”), by and between Microsoft Corporation, a Washington corporation (“Microsoft”), and Take-Two Interactive Software, Inc. (“Publisher”), and supplements that certain Xbox 360 Publisher License Agreement between the parties dated as of November 17, 2005, as amended (the “Xbox 360 PLA”).
RECITALS

A.	Microsoft and Publisher entered into the Xbox 360 PLA to establish the terms under which Publisher may publish video games for Microsoft’s Xbox 360 video game system.

B.	The parties now wish to amend certain terms of the Xbox 360 PLA as set forth below.

Accordingly, for and in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, receipt of which each party hereby acknowledges, Microsoft and Publisher agree as follows:
1.Definitions. Unless defined in this Amendment, capitalized terms shall have the same meanings as those ascribed to them in the Xbox 360 PLA.
2.    Term. Section 17.1 of the Xbox 360 PLA shall be deleted in its entirety and replaced with the following:
17.1    Term. The term of this Agreement shall commence on the Effective Date and shall continue until March 31, 2019. Unless one party gives the other notice of non-renewal within sixty (60) days of the end of the then-current term, this Agreement shall automatically renew for successive one (1) year terms. If the Agreement will expire, the parties will agree on a plan to allow Xbox 360 users who purchase Xbox Live-enabled Software Titles near the expiration date to access and use the Online Content of such Software Titles on Xbox Live for a commercially reasonable time after expiration.
3.    Except and to the extent expressly modified by this Amendment, the Xbox 360 PLA shall remain in full force and effect and is hereby ratified and confirmed. In the event of any conflict between this Amendment and the Xbox 360 PLA the terms of this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

[SIGNATURE PAGE TO FOLLOW]

Microsoft Corporation	Take-Two Interactive Software, Inc.
Signature: /s/ Annie Neudorfer	Signature: /s/ Dan Emerson
Name: Annie Neudorfer	Name: Dan Emerson
Title: Xbox Program Manager	Title: EVP & GC
Date: 12/5/2017	Date: 12/5/2017

AMENDMENT TO THE XBOX 360 PLA (2017)